UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/26/2007

TRI STATE 1ST BANC INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-32489

OH	34-1824708
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

16924 St. Clair Avenue, PO Box 796, East Liverpool, OH 43920
(Address of principal executive offices, including zip code)

330-385-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Stephen Beadnell, the Interim Chief Financial Officer and Principal Accounting Officer of Tri-State 1st Banc, Inc. (the "Company"), by previous agreement is resigning the interim CFO position, which will be effective December 4, 2007. Mr. Beadnell will be retained by the company as a part-time consultant.

(c) Effective December 4, 2007, Jean B. Edwards was appointed as the Chief Financial Officer and Principal Accounting Officer of the Company. A graduate of Mount Union College with a Bachelors Degree in Accounting, Jean has over 18 years experience in various banking operations, including accounting, finance, lending, compliance and human resources. She began her professional career as a Staff Accountant for the Warren City Auditors office. Prior to their acquisition by Sky Bank, she held various positions at Perpetual Savings Bank in Wellsville, including Director of Development, Controller, Treasurer, Vice President, Chief Financial Officer and member of the Board of Directors. She most recently served as Vice President and Branch Manager for Northern Hancock Bank & Trust Company in Chester, WV.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI STATE 1ST BANC INC

Date: November 26, 2007	By:	/s/ Charles B. Lang
Charles B. Lang
President